Exhibit 99.1
FOR IMMEDIATE RELEASE:

Contact:	Erik Bratt
WebSideStory, Inc.
Voice: (858) 546-0040, ext. 365
Email: ebratt@websidestory.com
WEBSIDESTORY APPOINTS NEW CFO
SAN DIEGO, CA (Jan. 19, 2006) — WebSideStory, Inc. (Nasdaq: WSSI) (www.websidestory.com), a leading provider of on-demand digital marketing applications, today announced the appointment of a new Chief Financial Officer.
     Claire Long, with 17 years of experience as a finance professional, will become the company’s new CFO, replacing Tom Willardson, who left to become the CFO of Cost Plus, Inc. Ms. Long was most recently the Director of Finance and Corporate Controller for Memec, a global semiconductor distributor headquartered in San Diego. Memec, which generated more than $2 billion in revenues in 2004, was acquired by Avnet, Inc. in July 2005. Ms. Long is a certified public accountant (CPA) who served for more than five years at Big Four accounting firms before moving to the operating side of financial controls and reporting.
     “We are pleased to have someone of Claire’s caliber join the WebSideStory team,” said Jeff Lunsford, chairman and CEO of WebSideStory. “Her financial expertise covers a wide spectrum and she comes highly recommended from within the industry. Claire’s leadership and knowledge of the operational and control requirements for high-growth global businesses will be great assets as we scale our business and expand geographically.”
     “WebSideStory continues to benefit from several key trends: growth in online advertising, growth in e-commerce, and the emergence of the on-demand software model,” Ms. Long said. “I look forward to working with the company’s seasoned management team and using my skills to deliver strong financial results.”
     Ms. Long will begin her employment with WebSideStory in early February 2006. For more information about WebSideStory and the WebSideStory Active Marketing Suite, please visit www.websidestory.com.

WebSideStory Appoints New CFO

About WebSideStory, Inc.
Founded in 1996, WebSideStory, Inc. (Nasdaq: WSSI) is a leading provider of on-demand digital marketing applications that improve online marketing and sales. Its Active Marketing Suite(TM) consists of web analytics, site search, web content management and keyword bid management (scheduled for release in early 2006). WebSideStory is headquartered in San Diego, California, and has European headquarters in Amsterdam, The Netherlands. For more information, contact WebSideStory. Voice: 858.546.0040. Fax: 858.546.0480. Address: 10182 Telesis Court, 6th Floor, San Diego, CA 92121. Web site: www.WebSideStory.com. HBX and Active Marketing Suite are trademarks and WebSideStory is a registered trademark of WebSideStory. Other trademarks belong to their respective owners.
Forward-Looking Statements
Statements in this press release that are not a description of historical facts are forward-looking statements. You should not regard any forward-looking statement as a representation by WebSideStory that any of its plans will be achieved. Actual results may differ materially from those set forth in this release due to the risks and uncertainties inherent in WebSideStory’s business including, without limitation: WebSideStory’s reliance on its web analytics services for the majority of its revenue; blocking or erasing of cookies or limitations on our ability to use cookies; WebSideStory’s limited experience with digital marketing applications beyond web analytics; the risks associated with integrating the operations and products of Avivo Corporation with those of WebSideStory; privacy concerns and laws or other domestic or foreign regulations that may subject WebSideStory to litigation or limit our ability to collect and use Internet user information; the highly competitive markets in which we operate that could make it difficult for WebSideStory to acquire and retain customers; the risk that WebSideStory’s customers fail to renew their agreements; WebSideStory’s recent achievement of profitability and the risk that it may not maintain its profitability; the risk that WebSideStory’s services may become obsolete in a market with rapidly changing technology and industry standards; and other risks described in WebSideStory’s Securities and Exchange Commission filings, including WebSideStory’s annual report on Form 10-K for the year ended December 31, 2004, as amended, and quarterly report on Form 10-Q for the quarter ended September 30, 2005. Do not place undue reliance on these forward-looking statements which speak only as of the date of this news release. All forward-looking statements are qualified in their entirety by this cautionary statement, and WebSideStory undertakes no obligation to revise or update this news release to reflect events or circumstances after the date of this news release.
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